Exhibit 10.54

EXECUTION COPY

June 6, 2025

XCF Global, Inc.
2500 CityWest Blvd, Suite 150-138
Houston, TX 77042

Ladies and Gentlemen:

The undersigned stockholder understands that XCF Global, Inc., a Delaware corporation (formerly known as Focus Impact BH3 NewCo, Inc., the “Company”) has entered into certain agreements that include provisions regarding the nomination and recommendation for election to the Board of Directors of the Company (the “Board”) of (i) certain individuals to be designated by Focus Impact BH3 Sponsor, LLC (the “Sponsor”), pursuant to the terms of an agreement dated as of June 5, 2025 between the Company and the Sponsor (the “Board Representation Rights Agreement”) and (ii) Mr. Mihir Dagne and Mr. Gregory Surette, pursuant to Employment Agreements dated as of June 5, 2025 between the Company and each of Mr. Dange and Mr. Surette (the “Employment Agreements”).

In connection with the Company’s obligations under the Board Representation Rights Agreement and the Employment Agreements, the Company has requested that the undersigned stockholder agree to vote such stockholder’s shares at any meeting of stockholders of the Company, or take all actions by written consent in lieu of any such meeting as may be necessary, at which (i) the designees of the Sponsor are nominated in accordance with the terms of the Board Representation Rights Agreement and/or (ii) Mr. Dange and/or Mr. Surette are nominated in accordance with the terms of each of their respective Employment Agreements, in each case in favor of such nominees.

As an inducement to the Company and the undersigned stockholder to enter into the Registration Rights Agreement dated as of June 5, 2025, by and among the Company, the Sponsor and the other parties thereto identified as “Holders” therein (including the undersigned stockholder), the undersigned stockholder hereby agrees to take all necessary action to, and to vote all voting securities of the Company owned or held of record by such stockholder, at such meeting of stockholders of the Company, or take all actions by written consent in lieu of any such meeting as may be necessary, at which the Sponsor designees and/or Messrs. Dange and Surette have been nominated by the Board for election as directors, in favor of such nominees..  The undersigned stockholder also agrees vote such stockholder’s shares at any meeting of stockholders of the Company, or take all actions by written consent in lieu of any such meeting as may be necessary, to elect as directors those individuals included in the slate of nominees proposed by the Board to the Company’s stockholders for each election of directors.

In addition, the undersigned stockholder agrees that such stockholder shall not grant any proxy or enter into or agree to be bound by any voting agreement or voting trust with respect to such stockholder’s voting  securities of the Company, nor shall the undersigned stockholder enter into any other agreements or arrangements of any kind with any person with respect to its voting securities of the Company on terms that conflict with the provisions of this letter agreement).

EXECUTION COPY

The obligations of the undersigned stockholder under this letter agreement shall terminate and be of no further force or effect (i) with respect to obligations relating to nominees of the Sponsor, at the time the Sponsor no longer has any rights under the Board Representation Rights Agreement to designate nominees and (ii) with respect to obligations relating to the Employment Agreements, at the time Mr. Dange’s Employment Agreement or Mr. Surette’s Employment Agreement, as applicable, no longer includes a requirement that Mr. Dange or Mr. Surette be nominated for election as a director.

This letter agreement constitutes the entire agreement between the Company and the undersigned stockholder with respect to the subject matter hereof and supersedes all prior discussions, understandings or agreements of the parties.

Notwithstanding the place where this letter agreement may be executed by any of the parties hereto, the parties expressly agree that (i) this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions and (ii) the venue for any action taken with respect to this agreement shall be the courts of the State of Delaware; provided that if subject matter jurisdiction over such action is vested exclusively in the United States federal courts, such action shall be heard in the United States District Court for the District of Delaware.

Sincerely,	AGREED AND ACCEPTED:

[STOCKHOLDER (INDIVIDUAL) NAME]	XCF Global, Inc.

	By:	/s/ Mihir Dange
Signature	Name: Mihir Dange
Title: Chief Executive Officer

Print Name

OR

[STOCKHOLDER (ENTITY) NAME]

By:
Name:
Title: